Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Plan Administrator

Southern Community Bank 401(k) Retirement Plan

We consent to the incorporation by reference in the registration statement (No. 333-163257) on Form S-8 of Southern Community Financial Corporation of our report dated June 28, 2012, with respect to the financial statements and supplemental schedule of Southern Community Bank 401(k) Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

June 28, 2012